Exhibit 10.1

Execution Version

NABORS INDUSTRIES, INC.

$800,000,000 5.75% SENIOR NOTES DUE 2025

GUARANTEED BY NABORS INDUSTRIES LTD

PURCHASE AGREEMENT

GOLDMAN SACHS & CO. LLC

CITIGROUP GLOBAL MARKETS INC.

DEUTSCHE BANK SECURITIES INC.

MORGAN STANLEY & CO. LLC

WELLS FARGO SECURITIES, LLC

January 16, 2018

January 16, 2018

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York

Morgan Stanley & Co. LLC

1585 Broadway
New York, New York 10036

Wells Fargo Securities, LLC

375 Park Avenue
New York, New York  10152

As Representatives of the Initial Purchasers

named in Schedule A hereto

Dear Ladies and Gentlemen:

Nabors Industries, Inc., a Delaware corporation (the “Company”), proposes, upon the terms and conditions set forth in this agreement (the “Agreement”), to issue and sell to the several initial purchasers named in Schedule A hereto (the “Initial Purchasers”) $800,000,000 aggregate principal amount of its 5.75% Senior Notes due 2025 (the “Notes”) to be issued pursuant to the provisions of an Indenture to be dated as of the Closing Date (as defined in Section 4) (the “Indenture”) among the Company, the Guarantor (as defined below), Wilmington Trust National Association, as Trustee (the “Trustee”) and Citibank, N.A., as Securities Administrator (the “Securities Administrator”).  The Notes will be fully and unconditionally guaranteed (the “Guarantees”) by Nabors Industries Ltd., a Bermuda exempted company (the “Guarantor”).  The Notes and the Guarantees are hereinafter collectively referred to as the “Securities.”

The Securities will be offered by the Initial Purchasers without being registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), (i) to persons whom the Initial Purchasers reasonably believe to be qualified institutional buyers (as defined in Rule 144A under the Securities Act (“Rule 144A”)) in compliance with the exemption from registration provided by Rule 144A, and (ii) to certain persons who are not U.S. Persons (as defined in Regulation S promulgated under the Securities Act (“Regulation S”)) (such persons, “Non-U.S. Persons”) in offshore transactions in reliance on Regulation S.

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The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits and subject to the obligations of a Registration Rights Agreement to be dated the Closing Date among the Company, the Guarantor and Goldman Sachs & Co. LLC, as representative of the Initial Purchasers (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, the Company and the Guarantor will agree to file with the U.S. Securities and Exchange Commission (the “Commission”) under the circumstances set forth therein, a registration statement or an amendment thereto under the Securities Act relating to the Company’s 5.75% Senior Notes due 2025 (the “Exchange Notes”) and the Guarantor’s Guarantees (the “Exchange Guarantees”) to be offered in exchange for the Notes and the Guarantees (the “Exchange Offer”).

In connection with the sale of the Securities, the Company has prepared and delivered to the Initial Purchasers a preliminary offering memorandum, dated January 16, 2018 (together with any exhibits thereto and the documents incorporated by reference therein, the “Offering Memorandum”) and has prepared and delivered a pricing supplement (the “Pricing Supplement”) dated January 16, 2018, in the form attached hereto as Schedule I, describing the terms of the Securities, the terms of the offering and the Company and the Guarantor, each for use by the Initial Purchasers in connection with their solicitation of offers to purchase the Securities.  As used herein, “Disclosure Package” shall mean the Offering Memorandum, as supplemented by the Pricing Supplement and any written communications (as defined in Rule 405 under the Securities Act) authorized for use pursuant to Section 6(j), each in the most recent form that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase the Securities as of the Applicable Time.  “Applicable Time” means 5:00 P.M. (New York time) on January 16, 2018.  Promptly after the Applicable Time and in any event no later than the Closing Date, the Company will prepare and deliver to the Initial Purchasers a final offering memorandum (the “Final Offering Memorandum”), which will consist of the Offering Memorandum with only such changes therein as are required to reflect the information contained in the Pricing Supplement, unless the Initial Purchasers consent to such changes.  The Offering Memorandum and the Final Offering Memorandum are each sometimes referred to herein as a “Memorandum.”  As used herein (including the schedule and annexes hereto), the term “Memorandum” shall include in each case the documents incorporated by reference therein.  The terms “supplement”, “amendment” and “amend” as used herein with respect to the Memorandum shall include all documents deemed to be incorporated by reference in the Memorandum that are filed subsequent to the date of the Memorandum with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.              Representations and Warranties.  The Guarantor and the Company, jointly and severally, represent and warrant to, and agree with each of the Initial Purchasers as of the Applicable Time and as of the Closing Date (as defined herein) that:

(a)                                 (i)                                     Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, and (ii) as of its date, the Offering Memorandum did not contain, as of the Applicable Time, the Disclosure Package did not contain, and on and, as of its date and the Closing Date, the Final Offering Memorandum will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements

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therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Offering Memorandum, Disclosure Package or the Final Offering Memorandum based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described in Section 8(b).

(b)                                 Each of the Guarantor and the Company has been duly incorporated, organized or formed, is validly existing as a Bermuda exempted company and Delaware corporation, respectively, in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(c)                                  Each Significant Subsidiary (as defined below) has been duly organized, is validly existing as a corporation or limited partnership in good standing under the laws of the jurisdiction of its organization, has the corporate or limited partnership power and authority to own its property and to conduct its business to the extent described in the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  All of the issued shares of capital stock (or limited partnership interests) of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Guarantor, directly or indirectly, free and clear of all liens, encumbrances, equities or claims other than any liens, encumbrances, equities or claims in favor of the Guarantor or another Significant Subsidiary.  “Significant Subsidiaries” shall mean the Company, Nabors International Finance Inc., Nabors Holdings Ltd., Nabors International Management Limited., Nabors Drilling International Limited, Nabors Drilling International II Limited., Nabors Global Holdings Limited, Nabors Blue Shield Ltd., Nabors Lux Finance 1, Nabors Lux 2, Nabors Drilling Technologies USA, Inc., Nabors Drilling Holdings Inc., Nabors Yellow Reef Ltd., Nabors Drilling International Gulf FZE and Nabors Arabia Company Ltd.

(d)                                 This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(e)                                  The issuance of the Securities has been duly authorized and, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Securities will be valid and binding obligations of the Company and the Guarantor, as the case may be, enforceable in accordance with their respective terms,

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subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally, general principles of equity and implied covenants of good faith and fair dealing, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

(f)                                   The issuance of the Exchange Notes has been duly authorized and, when the Exchange Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered in the Exchange Offer as contemplated in the Registration Rights Agreement, will be valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally, general principles of equity and implied covenants of good faith and fair dealing.

(g)                                  The issuance of the Exchange Guarantees has been duly authorized and, upon the due execution and authentication of the Exchange Notes in accordance with the Indenture and the issuance and delivery of the Exchange Notes in the Exchange Offer contemplated by the Registration Rights Agreement, will be valid and binding obligations of the Guarantor enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally, general principles of equity and implied covenants of good faith and fair dealing.

(h)                                 Each of the Indenture and the Registration Rights Agreement has been duly authorized and, on or prior to the Closing Date will have been, executed and delivered by, and, assuming due authorization, execution and delivery of the Indenture by the Trustee and the Securities Administrator and of the Registration Rights Agreement by Goldman Sachs & Co. LLC, as representative of the Initial Purchasers, will be a valid and binding agreement of, the Company and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity and implied covenants of good faith and fair dealing and except as rights to indemnification and contribution may be limited under applicable law.

(i)                                     The execution and delivery by the Company and the Guarantor of, and the performance by the Company and the Guarantor of their respective obligations under, this Agreement, the Indenture, the Registration Rights Agreement, the Securities, the Exchange Notes and the Exchange Guarantees (the “Transaction Documents”) will not contravene any provision of (i) the restated certificate of incorporation, as amended, or by-laws, as amended, of the Company or the Memorandum of Association or Bye-laws, as amended, of the Guarantor, (ii) any agreement or other instrument binding upon the Guarantor, the Company or any of the Significant Subsidiaries that is material to the Guarantor and its subsidiaries, taken as a whole or (iii) any judgment, order, applicable law or decree of any governmental body, agency or court having jurisdiction over the Guarantor, the Company or any Significant Subsidiary, except, in the cases of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

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(j)                                    Assuming compliance by the Initial Purchasers with this Agreement, no consent, approval, authorization or order of, or filing or qualification with, any governmental body or agency is required for the execution, delivery and performance by the Company and the Guarantor of their obligations under the Transaction Documents, except such as may be required by the securities or Blue Sky laws of the various states in connection with the purchase and resale of the Securities by the Initial Purchasers and with respect to the Company’s and the Guarantor’s obligations under the Registration Rights Agreement.

(k)                                 There are no material legal or governmental proceedings pending or, to the knowledge of the Guarantor or the Company, threatened to which the Company or any of the Significant Subsidiaries is a party or to which any of the properties of the Guarantor or the Company or any of their subsidiaries is subject other than proceedings accurately described in all material respects in the Offering Memorandum and proceedings that would not have a Material Adverse Effect or material adverse effect on the power or ability of the Guarantor or the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated by the Offering Memorandum.

(l)                                     Except as described in the Offering Memorandum, the Company, the Guarantor and the Significant Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Memorandum and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in the case of clause (i), (ii) and (iii), where such noncompliance would not, singly or in the aggregate, have a Material Adverse Effect.

(m)                             Except as described in the Offering Memorandum, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(n)                                 Neither the Company, the Guarantor or any of the Significant Subsidiaries, nor any of their respective directors or officers, nor, to the Company’s or the Guarantor’s knowledge, any agent or employee acting at the direction of the Company, the Guarantor or any Significant Subsidiary, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in material violation of applicable anti-corruption laws; and the Company, the Guarantor and the

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Significant Subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(o)                                 The operations of the Company, the Guarantor and the Significant Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company, the Guarantor and the Significant Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantor or any Significant Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company and the Guarantor, threatened.

(p)                                 (i) Neither the Company, the Guarantor nor any of the Significant Subsidiaries, nor any of their respective directors or officer, nor, to the Company’s and the Guarantor’s knowledge, any agent, affiliate or employee  of the Company, the Guarantor or any of the Significant Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)  the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority with jurisdiction over the Company, the Guarantor or any of the Significant Subsidiaries (collectively, “Sanctions”); nor

(B)  domiciled, organized or ordinarily resident in a country or territory that is the subject of comprehensive Sanctions (including, as of the date hereof, Cuba, Iran, North Korea, Sudan and Syria).

(ii)  The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions (except to the extent permissible under applicable Sanctions); or

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(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)  For the past five years, the Company, the Guarantor and the Significant Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, in each case, in a manner that would constitute a violation of applicable Sanctions.

(q)                                 The Company, the Guarantor and each of the Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum is accurate. Except as described in the Offering Memorandum, since the end of the Company’s and the Guarantor’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s or the Guarantor’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s or the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s or the Guarantor’s internal control over financial reporting.

(r)                                    None of the Company, the Guarantor nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company or the Guarantor has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities, (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (iii) engaged in any directed selling efforts within the meaning of Regulation S, and all such persons have complied with the offering restrictions requirement of Regulation S.

(s)                                   Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 7 and their compliance with the agreements set forth therein, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

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(t)                                    The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(u)                                 Neither the Company nor the Guarantor is, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package and the Final Offering Memorandum neither will be, an “investment company” as defined in the Investment Company Act of 1940.

(v)                                 Other than (i) the Offering Memorandum, the Disclosure Package and the Final Offering Memorandum and (ii) any electronic road show or other written communications authorized for use pursuant to Section 6(j), neither the Company nor the Guarantor (including their respective agents and representatives, other than the Initial Purchasers in their capacity as such) has made, used or prepared, authorized, approved or referred to nor will they prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities without the prior written consent of the Initial Purchasers. Each such communication by the Company, the Guarantor or their agents and representatives pursuant to clause (ii) of the preceding sentence (each, an “Additional Written Communication”), when taken together with the Disclosure Package, did not as of the Applicable Time, and at the Closing Date will not, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements in or omissions from each such Additional Written Communication based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described in Section 8(b).

(w)                               Any required United States federal income tax returns of the Guarantor and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided.  The Guarantor and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such return would not result in a Material Adverse Effect, and have paid all taxes shown on such returns or pursuant to any assessment received by the Guarantor and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Guarantor.  The Guarantor has maintained the charges, accruals and reserves on the books of the Guarantor in respect of any income and corporation tax liability in accordance with accounting principles generally accepted in the United States of America, except to the extent that would not result in a Material Adverse Effect.

2.              Agreements to Sell and Purchase.  The Company hereby agrees to sell to the Initial Purchasers, and the Initial Purchasers, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the principal amount of the Notes set forth opposite

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such Initial Purchaser’s name on Schedule A hereto at the purchase price set forth on Schedule II hereto, payable on the Closing Date (the “Purchase Price”).

The Company and the Guarantor hereby agree that, without the prior written consent of the Initial Purchasers, they will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt of the Company or warrants to purchase debt of the Company in each case of a type substantially similar to the Securities (other than the sale of the Securities under this Agreement and the exchange of the Securities for the Exchange Notes and the Exchange Guarantees in connection with the Exchange Offer).

3.              Terms of Offering.  You have advised the Company and the Guarantor that the Initial Purchasers will make an offering of the Securities to be purchased by the Initial Purchasers hereunder on the terms set forth in this Agreement and the Offering Memorandum.

4.              Payment and Delivery.  Payment of the Purchase Price for the Notes shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Notes for the account of the Initial Purchasers at 10:00 A.M., New York City time, on January 23, 2018, or at such other time on the same or such other date, as shall hereafter be agreed upon by the Company and the Initial Purchasers.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Delivery of the Notes shall be made through the facilities of The Depository Trust Company (“DTC”) pursuant to its Full-Fast Delivery Program unless the Initial Purchasers shall otherwise instruct, and Notes sold by the Initial Purchasers in reliance on Rule 144A or Regulation S shall be represented by one or more global certificates.

5.              Conditions to the Initial Purchasers’ Obligations.  The obligations of the several Initial Purchasers to purchase and pay for the Notes and related Guarantees on the Closing Date are subject to the following conditions:

(a)                                 Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)                                                             There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading, below Ba3(Negative) from Moody’s Investors Service, Inc., BB(Negative) from S&P Global Ratings Services, a division of S&P Global, Inc. and BB(Negative) from Fitch Inc., in the senior unsecured rating accorded the Company or the Guarantor or any of the Company’s or the Guarantor’s senior unsecured securities or in the rating outlook for the Company or the Guarantor by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)                                                          There shall not have occurred any change, or any development involving a prospective change, in the financial position, or in the earnings, business or operations of the Guarantor and its subsidiaries, taken as a whole, from that set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that

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makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Offering Memorandum.

(b)                                 The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the Company, with respect to the Company, and the Guarantor, with respect to the Guarantor, to the effect set forth in Section 5(a) and to the effect that the representations and warranties of the Company and the Guarantor contained in this Agreement are true and correct as of the Closing Date and that each of the Company and the Guarantor has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                                  The Company and the Guarantor shall have furnished to the Initial Purchasers the opinion of Julia Wright, Vice President and General Counsel of the Company, dated the Closing Date, substantially to the effect set forth on Annex 5(c) hereto.  In giving such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company or the Guarantor and the Significant Subsidiaries and of public officials.  Such opinion may be relied upon only by the Initial Purchasers in connection with the transactions contemplated by this Agreement, and may not be used or relied upon by the Initial Purchasers for any other purpose, or by any other person, firm, corporation or entity for any purpose whatsoever, without the prior written consent of such counsel.  Such opinion may be limited to the laws of the State of Texas and the corporation, limited partnership and limited liability company statutes of the State of Delaware.

(d)                                 The Company and the Guarantor shall have furnished to the Initial Purchasers the opinion of Milbank, Tweed, Hadley & McCloy LLP (“MTHM”), special United States counsel for the Company and the Guarantor, dated the Closing Date, substantially to the effect set forth on Annex 5(d)-1 hereto.

In rendering their opinions pursuant to this Section 5(d), such counsel may rely, to the extent deemed advisable by such counsel, (i) as to factual matters on certificates of officers of the Company or the Guarantor and (ii) upon certificates of public officials.

Such opinion shall be limited to the laws of the State of New York, the Federal laws of the United States and the General Corporation Law of the State of Delaware. In addition, the Company shall have furnished to the Initial Purchasers the negative assurance letter of MTHM, dated the Closing Date, substantially to the effect set forth on Annex 5(d)-2.  Such opinion and negative assurance letter shall be rendered as of the Closing Date only in connection with this Agreement and will be solely for the benefit of the Initial Purchasers, and may not be relied upon, nor shown to or quoted from, for any other purpose, or to any other person, firm or corporation.

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(e)                                  The Company and the Guarantor shall have furnished to the Initial Purchasers the opinion of Conyers Dill & Pearman, special counsel for the Guarantor, dated the Closing Date, in the form set forth on Annex 5(e) hereto.  Such opinion shall be limited to the laws of Bermuda.  Such opinion shall be rendered as of the Closing Date only in connection with the Agreement and will be solely for the benefit of the Initial Purchasers, and may not be relied upon, nor shown to or quoted from, for any other purpose, or to any other person, firm or corporation.

(f)                                   The Initial Purchasers shall have received from Vinson & Elkins L.L.P., counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Disclosure Package, the Final Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company and the Guarantor shall have furnished to such counsel such documents as such counsel reasonably requests for the purpose of enabling such counsel to pass upon such matters.

(g)                                  The Initial Purchasers shall have received on the date of the Applicable Time and on the Closing Date letters, dated the date of the Applicable Time and Closing Date, respectively, in form and substance satisfactory to the Initial Purchasers, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into each Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three days from the date hereof.

6.              Covenants of the Company and the Guarantor.  In further consideration of the agreements of the Initial Purchasers contained in this Agreement, the Company and the Guarantor, jointly and severally, covenant with the Initial Purchasers as follows:

(a)                                 To furnish to the Initial Purchasers in New York City, without charge, prior to 10:00 A.M. New York City time on January 23, 2018 and during the period mentioned in Section 6(c), as many copies of the Disclosure Package, the Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as the Initial Purchasers may reasonably request.

(b)                                 Before amending or supplementing the Disclosure Package or the Memorandum, to furnish to the Initial Purchasers a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which the Initial Purchasers reasonably object.

(c)                                  If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package or the Memorandum in order to make the statements therein, in the light of the circumstances when the Disclosure Package or the Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is

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necessary to amend or supplement the Disclosure Package or the Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Disclosure Package or the Memorandum so that the statements in the Disclosure Package or the Memorandum as so amended or supplemented will not, in the light of the circumstances when the Disclosure Package or the Memorandum is delivered to a purchaser, be misleading or so that the Disclosure Package or the Memorandum, as amended or supplemented, will comply with applicable law.

(d)                                 To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers shall reasonably request; provided, however that neither the Company nor the Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(e)                                  During the period from the date hereof through and including the date that is 30 days after the date hereof, each of the Company and the Guarantor will not, without the prior written consent of Goldman Sachs & Co. LLC, offer, sell, contract to sell or otherwise dispose of any debt securities (other than any exchangeable or convertible debt securities or the Exchange Notes) issued or guaranteed by the Company or the Guarantor and having a tenor of more than one year (which, for the avoidance of doubt, does not include indebtedness drawn under the Company’s revolving credit facility or issued as commercial paper).

(f)                                   Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of their respective obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s and the Guarantor’s counsel and the Company’s and the Guarantor’s accountants in connection with the issuance and sale of the Securities and all other fees or expenses of the Company and the Guarantor in connection with the preparation of the Disclosure Package and the Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivery of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the issuance, transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any blue sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the costs and charges of the Trustee and any transfer agent, registrar, depositary, or the Securities Administrator, (vi) the costs and expenses of the Company and the Guarantor relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the

12

preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company or the Guarantor, travel and lodging expenses of the representatives and officers of the Company and the Guarantor and any such consultants, and the cost of any aircraft chartered in connection with the road show and (vii) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantor hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided elsewhere in this Agreement, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable upon their resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(g)                                  Neither the Guarantor nor any Affiliate of the Guarantor will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities.

(h)                                 Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(i)                                     While any of the Securities remain “restricted securities” within the meaning of Rule 144(c)(3), to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Guarantor is then subject to Section 13 or 15(d) of the Exchange Act.

(j)                                    Until the issuance of the Exchange Notes or the effectiveness of the shelf registration statement contemplated by the Registration Rights Agreement, the Guarantor will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities which constitute “restricted securities” under Rule 144(c)(3) that have been reacquired by any of them.

(k)                                 Before using, authorizing, approving or referring to any written communication that constitutes an offer to sell or a solicitation to buy the Notes or the Guarantees (other than the Disclosure Package and the Final Offering Memorandum), the Company will furnish to the Initial Purchasers a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Initial Purchasers reasonably object.

7.              Offering of Securities; Restrictions on Transfer.  (a)  Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”), and an “accredited investor” within the meaning of Rule 501 under the Securities Act, (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D

13

under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, (iii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be QIBs in transactions pursuant to Rule 144A and in connection with each such sale, it has taken or will take reasonable steps to ensure that such sale is being made in reliance on Rule 144A and (iv) it will solicit offers outside the United States only from, and will offer such Securities only to, certain persons who are not U.S. Persons in offshore transactions in reliance on Regulation S.  Each Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Disclosure Package or the Memorandum or any such other material, in all cases at its own expense, except as provided in Section 6(e).

(b)                                 Each Initial Purchaser acknowledges and agrees that the Company and, for the purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(c), 5(d), 5(e) and 5(f), counsel for the Company, counsel for the Guarantor and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of such Initial Purchaser, and compliance of such Initial Purchaser with its agreements, contained in paragraph 7(a) above, and such Initial Purchaser hereby consents to such reliance.

8.              Indemnity and Contribution.  (a)  The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, its affiliates, the respective officers and directors of the Initial Purchasers, and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Additional Written Communication, the Offering Memorandum, the Disclosure Package, the Final Offering Memorandum, or in any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by the Initial Purchasers through the Representatives expressly for use therein, it being understood and agreed that the only information furnished by any such Initial Purchaser consists of the information described in Section 8(b).

(b)                                 Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, its affiliates, its directors, its officers, the Guarantor, its directors, its officers and each other person, if any, who controls the Company or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantor to the Initial Purchasers, but only with reference to information relating to the Initial Purchasers furnished in writing by the Initial Purchasers through the Representatives to the Company expressly for use in any Additional Written Communication, the Offering Memorandum, the Disclosure Package or the Final Offering Memorandum or any amendments or supplements thereto, it being understood and agreed that the

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only information furnished by any such Initial Purchaser consists of the following information in the Offering Memorandum: (i) the names of the Initial Purchasers on the cover page and (ii) the tenth (first sentence only) and eleventh paragraphs under the caption “Plan of Distribution.”

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; but the omission so to promptly notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party provided that the party entitled to be so notified is not prejudiced by such delay to promptly notify.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Guarantor, in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, and (ii) does not include an admission of fault, culpability or a culpable failure to act, by or on behalf of an indemnified party.

(d)                                 To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying

15

such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Guarantor on the one hand and the Initial Purchasers on the other hand from the offering of the Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company or the Guarantor on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company or the Guarantor on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers, in each case as set forth in the Offering Memorandum or herein, bear to the aggregate offering price of the Notes.  The relative fault of the Company or the Guarantor on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Initial Purchasers, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  The Company, the Guarantor and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it in the initial placement of such Notes were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The Initial Purchasers’ obligations to contribute pursuant to this Section 8(e) are several in proportion to the respective principal amount of Notes they have agreed to purchase hereunder and not joint.

(f)                                   The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company or the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Company, its officers or directors, the Guarantor, its officers or directors or any other person controlling the Company or the Guarantor and (iii) acceptance of and payment for any of the Notes.

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9.              Termination.  This Agreement shall be subject to termination by notice given by the Initial Purchasers to the Company and the Guarantor, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, either the New York Stock Exchange or The NASDAQ Stock Market LLC, or settlement of trading shall have been materially disrupted, (ii) trading of any securities of the Guarantor shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities (including without limitation an act of terrorism) or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse to the financial markets generally and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

10.       Default by an Initial Purchaser.  If any one or more Initial Purchasers shall fail to purchase and pay for any of the Notes agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions that the principal amount of Notes set forth opposite their names in Schedule A hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Initial Purchasers) the Notes that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule A hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Initial Purchasers do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company.  In the event of a default by any Initial Purchaser as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five business days, as the Initial Purchasers shall determine in order that the required changes in the Final Offering Memorandum or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

11.       Effectiveness; Expense Reimbursement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantor shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of their counsel up to a

17

maximum of $100,000) reasonably incurred by the Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

12.       Notices.  Notices given pursuant to this Agreement shall be in writing and shall be delivered (a) if to the Company, at 515 W. Greens Road, Suite 1200, Houston, Texas 77067, Attention: Chief Financial Officer, or (b) if to the Guarantor, Crown House, 4 Par-La-Ville Road, Hamilton, Second Floor, HM08, Bermuda, or (c) if to the Initial Purchasers, to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, or in any case to such other address as the person to be notified may have requested in writing.

13.       Successors.  This Agreement is made solely for the benefit of the Initial Purchasers, the Company, the Guarantor, their respective directors and officers and other controlling persons referred to in Section 8 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” as used in this Agreement shall not include a purchaser from the Initial Purchasers of any of the Securities in its status as such purchaser.

14.       Partial Unenforceability.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

15.       Counterparts.  This Agreement may be signed (including by facsimile) in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.       Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.       No Fiduciary Duty.  The Company and Guarantor hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the Initial Purchasers and any affiliate through which they may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company or the Guarantor and (c) the Company’s engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Furthermore, the Company and the Guarantor agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company or the Guarantor on related or other matters).  The Company and the Guarantor agree that they will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Guarantor, in connection with such transaction or the process leading thereto.

18.       Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”)

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may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  Each party not located in the United States irrevocably appoints CT Corporation System as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

19.       Waiver of Immunity.  With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

20.       Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21.       Entire Agreement.  This Agreement and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings (whether written or oral) among the parties with respect to such subject matter.

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Very truly yours,

NABORS INDUSTRIES LTD.

By:	/s/ Mark D. Andrews
Name:	Mark D. Andrews
Title:	Corporate Secretary

NABORS INDUSTRIES, INC.

By:	/s/ William Restrepo
Name:	William Restrepo
Title:	Chief Financial Officer

Signature Page to Purchase Agreement

Accepted as of the date hereof:

GOLDMAN SACHS & CO. LLC

By:	/s/ Thomas M. Manning
Name:	Thomas M. Manning
Title:	Authorized Signatory

Signature Page to Purchase Agreement

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jason Howard
Name:	Jason Howard
Title:	Director

Signature Page to Purchase Agreement

Accepted as of the date hereof:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Stephen P. Cunningham
Name:	Stephen P. Cunningham
Title:	Managing Director

By:	/s/ Michael Getz
Name:	Michael Getz
Title:	Director

Signature Page to Purchase Agreement

Accepted as of the date hereof:

MORGAN STANLEY & CO. LLC

By:	/s/ Chance Moreland
Name:	Chance Moreland
Title:	Vice President

Signature Page to Purchase Agreement

Accepted as of the date hereof:

WELLS FARGO SECURITIES, LLC

By:	/s/ Todd Schanzlin
Name:	Todd Schanzlin
Title:	Managing Director, Co-Head

Signature Page to Purchase Agreement

SCHEDULE I

Pricing Supplement

Schedule I - 1

Pricing Supplement dated January 16, 2018

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum dated January 16, 2018 (the “Preliminary Offering Memorandum”). The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes any inconsistent information in the Preliminary Offering Memorandum. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Offering Memorandum.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act.

Terms Applicable to the 5.75% Senior Notes due 2025 (the “Notes”)

Security Offered:	5.75% Senior Notes due 2025

Issuer:	Nabors Industries, Inc.

Guarantor:	Nabors Industries Ltd.

Principal Amount:	$800,000,000 aggregate principal amount of Notes

Gross Proceeds:	$800,000,000

Net Proceeds:	$788,600,000

Maturity Date:	February 1, 2025

Offering Price to Investors:	100.0% of the principal amount

Coupon:	5.75%

Yield to Maturity:	5.75%

Benchmark Treasury:	2% due February 15, 2025

Treasury Yield:	2.48%

Spread to Treasury:	+327 bps

Coupon Payment Dates:	February 1 and August 1, beginning August 1, 2018

Schedule I - 2

Record Dates:	January 15 and July 15

Ratings:	Ba3 (Negative) from Moody’s Investors Service, Inc.
BB (Stable) from S&P Global Ratings
BB (Negative) from Fitch Inc.

Call Feature:	Make-whole call @ T + 50 bps prior to November 1, 2024 and par call thereafter

Put:	Offer to purchase by the Issuer if a Change of Control Triggering Event occurs (as defined in the Indenture)

Joint Book-Running Managers:	Goldman Sachs & Co. LLC Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Morgan Stanley & Co. LLC Wells Fargo Securities, LLC

Senior Co-Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated HSBC Securities (USA) Inc. Mizuho Securities USA LLC MUFG Securities Americas Inc.

Co-Managers:	PNC Capital Markets LLC BBVA Securities Inc. SMBC Nikko Securities America, Inc. ANZ Securities, Inc. Intrepid Partners, LLC

Trade Date:	January 16, 2018

Settlement Date:	January 23, 2018 (T+5)

Denominations:	$2,000 and in integral multiples of $1,000 in excess thereof

CUSIP:	Rule 144A: 62957H AD7
Regulation S: U6295Y AJ2

ISIN:	Rule 144A: US62957HAD70
Regulation S: USU6295YAJ20

Schedule I - 3

Additional Information:

Revised Disclosure regarding Borrowing Capacity:

As of September 30, 2017, on an as-adjusted basis after giving effect to this offering and use of proceeds therefrom, we would have had the ability to borrow up to $2.1 billion under our revolving credit facility, subject to compliance with conditions and covenants of that facility including the facility’s requirement to maintain a 0.60:1 net debt to capital ratio.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

We expect delivery of the notes will be made against payment therefor on or about January 23, 2018, which is the fifth business day following the date of pricing of the notes (such settlement being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes or the next succeeding two business days will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy any security.  No offer to buy securities described herein can be accepted, and no part of the purchase price thereof can be received, unless the person making such investment decision has received and reviewed the information contained in the relevant offering memorandum in making their investment decisions.  This communication is not intended to be a confirmation as required under Rule 10b-10 of the Securities Exchange Act of 1934.  A formal confirmation will be delivered to you separately.

The senior notes have not been registered under the Securities Act.  The notes may not be offered or sold within the United States or to U.S. persons except to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A and to certain non-U.S. persons in offshore transactions in reliance on Regulation S.  You are hereby notified that sellers of the notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.  You may obtain a copy of the Preliminary Offering Memorandum and the Final Offering Memorandum (when available) for this transaction by calling your Goldman Sachs & Co. LLC, sales representative to request it.

Schedule I - 4

SCHEDULE II

Purchase Price: 98.65% of the aggregate principal amount of the Notes

Schedule II - 1

SCHEDULE A

Initial Purchasers	Principal Amount of Notes to be Purchased
Goldman Sachs & Co. LLC	$200,000,000
Citigroup Global Markets Inc.	$133,333,333
Deutsche Bank Securities Inc.	$66,666,667
Morgan Stanley & Co. LLC	$133,333,333
Wells Fargo Securities, LLC	$133,333,333
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$20,000,000
HSBC Securities (USA) Inc.	$26,666,667
Mizuho Securities USA LLC	$26,666,667
MUFG Securities Americas Inc.	$20,000,000
PNC Capital Markets LLC	$10,666,667
BBVA Securities Inc.	$10,000,000
SMBC Nikko Securities America, Inc.	$10,000,000
ANZ Securities, Inc.	$4,000,000
Intrepid Partners, LLC	$5,333,333
Total	$800,000,000

Schedule A - 1

ANNEX 5(C)

OPINION OF JULIA WRIGHT

Each of the Company, Nabors International Finance Inc., Nabors Drilling Technologies USA, Inc. and Nabors Drilling Holdings Inc. (collectively, the “Selected Subsidiaries” and each, a “Selected Subsidiary”), has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in each Offering Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole;

All outstanding shares of capital stock of each of the Company and the other Significant Subsidiaries are owned by the Guarantor either directly or through wholly owned subsidiaries free and clear of any perfected security interest, other than any perfected security interest in favor of the Guarantor or another Significant Subsidiary and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances other than any liens, encumbrances, equities or claims in favor of the Guarantor or another Significant Subsidiary;

To the knowledge of such counsel, there is no pending or threatened material action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries of a character required to be disclosed in either Offering Memorandum which is not disclosed in each such Offering Memorandum; and

Neither the issue and sale of the Securities, the consummation of any other of the transactions contemplated by this Agreement, the Registration Rights Agreement, or the Indenture nor the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or constitute a default under the terms of (A) any indenture or other agreement or instrument known to such counsel and to which the Company, the Guarantor or any of the Significant Subsidiaries is a party or bound, or any judgment, order or decree known to such counsel to be applicable to the Company, the Guarantor or any of the Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, the Guarantor or any of the Significant Subsidiaries, except such as would not, either singly or in the aggregate, have a material adverse effect upon the Guarantor and its subsidiaries, taken as a whole, or prevent the Company or the Guarantor from performing its obligations under this Agreement, the Registration Rights Agreement or the Indenture or (B) the respective charters, bylaws or other organizational documents of the Significant Subsidiaries (assuming that the relevant laws of the jurisdiction of organization of any Significant Subsidiary not organized in Texas or Delaware are the same as those of Texas).

Such counsel shall also state that it has no reason to believe that the Disclosure Package, as of the Applicable Time, or the Final Offering Memorandum, as of its date and at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances

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under which they were made, not misleading (it being understood that such counsel need not express an opinion or comment with respect to the financial statements and the other financial information contained or incorporated by reference therein or excluded therefrom).

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ANNEX 5(D)-1

OPINION OF MILBANK, TWEED, HADLEY & McCLOY LLP

1.             The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.                                      The statements in the Offering Memorandum under “Description of the Notes,” “Transfer Restrictions” and “Exchange and Registration Rights” insofar as such statements purport to summarize certain provisions of the Securities, the Exchange Securities, the Indenture and the Registration Rights Agreement referred to therein as of the date hereof, fairly summarize such provisions.

3.                                      The statements in the discussion of matters in connection with the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), contained under the caption of each Offering Memorandum titled “Certain Employee Benefit Plan Considerations for Investors” to the extent they constitute statements of law or legal conclusions, are, subject to the limitations, qualifications, exceptions, and assumptions set forth therein, correct in all material respects.

4.                                      Neither the offer, sale and delivery of the Securities by the Company and the Guarantor to the Initial Purchasers nor the initial resale thereof by the Initial Purchasers in the manner contemplated in the Disclosure Package and the Final Offering Memorandum and by the Purchase Agreement require registration under the Securities Act of 1933, as amended (it being understood that we express no opinion in this paragraph as to any subsequent resale of any Securities), and the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

5.                                      Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company, and, assuming each has been duly authorized, executed and delivered by the Guarantor, and assuming the Indenture has been duly authorized, executed and delivered by each of the Trustee and the Securities Administrator and the Registration Rights Agreement has been duly authorized, executed and delivered by Goldman Sachs & Co. LLC, as representative of the several Initial Purchasers, each constitutes a legal, valid and binding agreement enforceable against the Company and the Guarantor in accordance with its terms (subject to the qualification that (a) enforceability of the obligations of the Company and the Guarantor thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or similar laws relating to or affecting creditors’ rights generally; (b) the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, (ii) concepts of materiality, reasonableness, good faith and fair dealing, and (iii) in the case of the Guarantor, possible judicial action giving effect to foreign governmental actions or foreign law; and (c) in the case of rights to indemnity and contribution, as may be limited by provisions imposed by law or public policy).

6.                                      The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by

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the Initial Purchasers pursuant to the Purchase Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject to the qualification that (a) enforceability of the obligations of the Company thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors’ rights generally; and (b) the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing); and assuming that the Guarantees have been duly authorized by the Guarantor and that the Guarantor has duly authorized, executed and delivered the Indenture, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to the Purchase Agreement, the Guarantees will constitute legal, valid and binding obligations of the Guarantor entitled to the benefits of the Indenture (subject to the qualification that (a) enforceability of the obligations of the Guarantor thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors’ rights generally; and (b) the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, (ii) concepts of materiality, reasonableness, good faith and fair dealing, and (iii) possible judicial action giving effect to foreign governmental actions or foreign law).

7.                                      The Exchange Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered as contemplated in the Registration Rights Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject to the qualification that (a) enforceability of the obligations of the Company thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors’ rights generally; and (b) the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing); and assuming that the applicable Exchange Guarantees have been duly authorized by the Guarantor and that the Guarantor has duly authorized, executed and delivered the Indenture, when the Exchange Notes have been executed and authenticated in  accordance with the provisions of the Indenture and issued and delivered as contemplated by the Registration Rights Agreement, the related Exchange Guarantees will constitute legal, valid and binding obligations of the Guarantor entitled to the benefits of the Indenture (subject to the qualification that (a) enforceability of the obligations of the Guarantor thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors’ rights generally; and (b) the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, (ii) concepts of materiality, reasonableness, good faith and fair dealing, and (iii) possible judicial action giving effect to foreign governmental actions or foreign law).

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8.                                      The Purchase Agreement has been duly authorized, executed and delivered by the Company.

9.                                      No consent, approval, authorization or order of any Governmental Authority (as defined below) is required for the consummation of the transactions contemplated by the Purchase Agreement, except such as have been made or obtained prior to the date hereof, as may be required under state securities or “blue sky” laws of any jurisdiction, and by United States federal and state securities laws with respect to the Company’s and the Guarantor’s obligations under the Registration Rights Agreement, in each case as to which we express no opinion.

10.                               Neither the issue and sale of the Securities by the Company and the Guarantor, nor the consummation of any of the other transactions contemplated in the Purchase Agreement, nor the fulfillment of the terms of the Purchase Agreement, results in a breach or violation of (a) Applicable Law (as defined below), except such as would not, either singly or in the aggregate, have a material adverse effect on the Guarantor and its subsidiaries, taken as a  whole, or prevent either of the Company or the Guarantor from performing its obligations under the Purchase Agreement, the Registration Rights Agreement or the Indenture, or (b) the Restated Certificate of Incorporation or By-laws of the Company.

11.                               The statements in each Offering Memorandum under the caption titled “Certain United States Federal Income Tax Considerations” to the extent they constitute statements of law or legal conclusions are, subject to the limitations, qualifications, exceptions, and assumptions set forth therein, correct in all material respects.

12.                               The Company is not required to, and, immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each Offering Memorandum, the Company will not be required to register as an investment company under the Investment Company Act of 1940, as amended.

The foregoing opinions in paragraphs 3 and 11 above are limited to matters involving United States federal law, and we do not express any opinion as to the laws of any other jurisdiction.  The foregoing opinions in paragraphs 3 and 11 are based on the law in effect on the date hereof, including the United States Internal Revenue Code of 1986, as amended (the “Code”), ERISA, United States Treasury and Department of Labor regulations (including proposed regulations) promulgated under the Code and ERISA, respectively, the legislative history thereof, judicial decisions and administrative pronouncements, rulings of the United States Internal Revenue Service and opinions of the United States Department of Labor.  Such laws are subject to change, possibly with retroactive effect, and we undertake no obligation to update such opinions or otherwise advise you if any such laws should change.  Our opinion is not binding on the Internal Revenue Service, the Department of Labor or a court and, in particular due to the absence of authority addressing a closely comparable transaction, there can be no assurance that the Internal Revenue Service, the Department of Labor or a court will not adopt a position contrary to our opinion.

We express no opinion:  (a) as to whether a United States federal or state court outside the State of New York would give effect to the choice of New York law in the Indenture, the Registration Rights Agreement, the Securities and the Exchange Securities; (b) as to whether the

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United States federal courts could exercise jurisdiction over any action brought against the Guarantor or the Company by any party not a “citizen” of any state for purposes of 28 U.S.C. §1331 and 28 U.S.C. §1332; (c) as to the enforceability of any provision to the extent such provision provides indemnity in respect of any loss sustained as the result of the conversion into United States dollars of a judgment or order rendered by a court or tribunal of any particular jurisdiction and expressed in a currency other than United States dollars; (d) as to the enforceability in the United States of any waiver of immunity to the extent it applies to immunity acquired after the date of the relevant agreement; or (e) any waiver of forum non conveniens or similar doctrine with respect to proceedings in any court other than a court of the State of New York.

For purposes of the opinions rendered above, (i) “Applicable Law” means United States federal laws (other than the federal securities laws), the laws of the State of New York and those provisions of the General Corporation Law of the State of Delaware which in each case in our experience are normally applicable to transactions of the type contemplated by the Purchase Agreement and (ii) “Governmental Authority” means any United States federal or State of New York administrative, judicial or other governmental agency, authority, tribunal or body.

We express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware, and United States federal laws. The opinions contained herein are rendered to you and are solely for your benefit in connection with the closing under the Purchase Agreement of the sale of the Securities occurring today and may not be used, quoted, relied upon or otherwise referred to by any other person or for any other purpose without our express written consent in each instance. We disclaim any obligation to update anything herein for events occurring after the date hereof.

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ANNEX 5(D)-2

NEGATIVE ASSURANCE LETTER

OF

MILBANK, TWEED, HADLEY & McCLOY LLP

On the basis of and subject to the foregoing, we confirm to you that nothing has come to our attention that causes us to believe that: (i) the Disclosure Package (other than the financial statements and other financial information contained or incorporated by reference in or omitted from the Disclosure Package and management’s report on the effectiveness and internal control over financial reporting, as to which we express no belief and make no statement), as of the Applicable Time, or (ii) the Final Offering Memorandum (other than the financial statements and other financial information contained or incorporated by reference in or omitted from the Final Offering Memorandum and management’s report on the effectiveness and internal control over financial reporting, as to which we express no belief and make no statement), as of its date and at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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ANNEX 5(E)

OPINION OF CONYERS DILL & PEARMAN

1.                                      The Guarantor is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.                                      The Guarantor has the necessary corporate power and authority to conduct its business and to own, lease and operate its property as described in the Offering Memorandum.

3.                                      The Guarantor has the necessary corporate power and authority to enter into and perform its obligations under the Documents.  The execution and delivery of the Documents by the Guarantor and the performance by the Guarantor of its obligations thereunder will not violate the memorandum of association or bye-laws of the Guarantor nor any applicable law, regulation, order or decree in Bermuda.

4.                                      The Guarantor has taken all corporate action required to authorise its execution, delivery and performance of the Documents.  The Documents have been duly executed and delivered by or on behalf of the Guarantor, and constitute the valid, binding and enforceable obligations of the Guarantor in accordance with the terms thereof.

5.                                      No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Documents, except such as have been duly obtained in accordance with Bermuda law.

6.                                      It is not necessary or desirable to ensure the enforceability in Bermuda of the Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda.  However, to the extent that any of the Documents creates a charge over assets of the Guarantor, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981.  On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge.  A registration fee of $630 will be payable in respect of the registration.

While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation).  As the Documents are governed by the Foreign Laws, the question of whether they create such an interest in property would be determined under the Foreign Laws.

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7.                                      The Documents will not be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of the Documents other than as stated in paragraph 5 hereof.

8.                                      The choice of the Foreign Laws as the governing law of the Documents is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature; (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda.  The submission in the Documents to the jurisdiction of the respective Foreign Courts is valid and binding upon the Guarantor. The appointment of an agent for service of process pursuant to the Documents is valid and binding upon the Guarantor.

9.                                      The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the respective Foreign Courts against the Guarantor based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of Bermuda; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and (f) there is due compliance with the correct procedures under the laws of Bermuda.

10.                               The obligations of the Guarantor under the Documents will rank at least pari passu in priority of payment with all other unsecured unsubordinated indebtedness of the Guarantor, other than indebtedness which is preferred by virtue of any provision of the laws of Bermuda of general application.

11.                               The transactions contemplated by the Documents are not subject to any currency deposit or reserve requirements in Bermuda. The Guarantor has been designated as non-resident of Bermuda for the purposes of the Exchange Control Act 1972 and, as such, is free to acquire, hold and sell foreign currency and securities without restriction.

12.                               Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at [TIME] on [•] 2018 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Guarantor, nor any legal or governmental proceedings pending in Bermuda to which the Guarantor is subject.

13.                               Based solely on a search of the public records in respect of the Guarantor maintained at the offices of the Registrar of Companies at [TIME] on [•] 2018 (which would not

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reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search) and a search of the Cause Book of the Supreme Court of Bermuda conducted at [TIME] on [•] 2018 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), no details have been registered of any steps taken in Bermuda for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of, the Guarantor, though it should be noted that the public files maintained by the Registrar of Companies do not reveal whether a winding-up petition or application to the Court for the appointment of a receiver has been presented and entries in the Cause Book may not specify the nature of the relevant proceedings.

14.                               The Guarantor is not entitled to any immunity under the laws of Bermuda, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Documents in respect of itself or its property.

15.                               At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by the Guarantor or by its shareholders in respect of its shares. The Guarantor has obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until 31 March 2035, be applicable to the Guarantor or to any of its operations or to its shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by the Guarantor in respect of real property owned or leased by the Guarantor in Bermuda.

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